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                                                                 EXHIBIT 6.1

                             1999 STOCK OPTION PLAN

                                       OF

                                QORUS.COM, INC.

         Section 1.01. Purpose. The purpose of this 1999 Stock Option Plan of QORUS.COM, INC. (the "Plan") is to promote the growth and general prosperity of QORUS.COM, INC., a Florida corporation (the "Company"), by permitting the Company to grant options to purchase shares of the Company's Common Stock ("Shares"). The Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and to provide directors, officers, employees and consultants with an additional incentive to contribute to the success of the Company. Options granted pursuant to the provisions of the Plan may be either "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options, as determined by the Plan Administrator and set forth in the stock option agreements. Options granted under this Plan must be labeled either as an "Incentive Stock Option" or a "Non-Statutory Stock Option." As used in the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the meanings set forth in subsections (e) and (f), respectively, of Section 424 of the Code.

         Section 2.01. Administration. The Plan will be administered by the Board of Directors of the Company (the "Board of Directors") or, if the Board of Directors so determines, by a committee appointed by the Board of Directors from among its members (such committee administering the Plan being hereinafter referred to as the "Committee"; and the Board of Directors or the Committee administering the Plan, as the case may be, being hereinafter referred to as the "Plan Administrator"). If the Board of Directors designates a Committee to administer the Plan, the Committee (which may include members of the compensation committee of the Board of Directors, if any) shall be comprised solely of not less than two members who shall be (i) "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) unless otherwise determined by the Board of Directors, "outside directors" within the meaning of Section 162(m) of the Code.

         Section 2.02. Authority of Plan Administrator. The Plan Administrator is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any options granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants and their legal representatives. No member of the Board of the Directors, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. In addition to any other


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rights of indemnification as they may have as members of the Board of Directors or officers or employees of the Company, the Company shall indemnify members of the Plan Administrator and any agent of the Plan Administrator who is an employee of the Company, against any and all liabilities or expenses, including reasonable attorneys' fees, to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, or any right granted hereunder, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

         The Plan Administrator may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Plan Administrator, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Plan Administrator or such person may have under the Plan. The Plan Administrator may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Plan Administrator in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary whose employees have benefited from the Plan as determined by the Plan Administrator.

         Section 2.03. Terms, Conditions and Method of Grant. The terms and conditions of options granted under the Plan may differ from one another as the Plan Administrator, in its absolute discretion, shall determine as long as all options granted under the Plan satisfy the requirements of the Plan. Whenever the Plan Administrator shall designate an employee or other individual to receive an option (the "optionee"), any officer of the Company designated by the Plan Administrator shall forthwith send notice thereof to the optionee, stating the number of Shares covered by the option and the price per Share. The date of notice shall be the date of granting the option to the optionee for all purposes of the Plan. The notice shall be accompanied by an option agreement (with a copy of the Plan attached) to be signed by the Company and by the optionee, which option agreement shall be in the form and shall contain such provisions consistent with the Plan as the Plan Administrator, acting with the benefit of legal counsel, shall consider advisable.

         Section 3.01. Maximum Number of Shares Subject to the Plan. Subject to the provisions of Section 13.01(a), the maximum aggregate number of authorized and unissued Shares that may be optioned and sold under the Plan is Two Million (2,000,000) Shares. If any of the options granted under the Plan expire or terminate for any reason before they have been exercised in full, the unpurchased Shares subject to those expired or terminated options shall again be available for the purposes of the Plan. Notwithstanding the foregoing, at any such time as the offer and sale of Shares pursuant to the Plan is subject to compliance with Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of Shares issuable upon the exercise of all outstanding options (together with options outstanding under any other stock option plan of the Company) and the total number of shares provided for under any stock bonus or similar plan of the Company shall not exceed thirty percent (30%) of the then outstanding shares of the Company as calculated in accordance with the conditions and

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exclusions of Section 260.140.45, unless a higher percentage than thirty percent (30%) is approved by at least two-thirds of the outstanding shares entitled to vote.

         Section 4.01. Eligibility and Participation. Only employees of the Company or of any subsidiary corporation or any parent corporation shall be eligible for selection by the Plan Administrator to receive incentive stock options and directors, consultants and employees of the Company or of any subsidiary corporation or any parent corporation shall be eligible to receive non-statutory stock options.

         Section 5.01. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors of the Company subject to the receipt of the approval of the Plan required by Section 16.01. The Plan shall remain in effect for a term of 10 years, unless sooner terminated under
Section 14.01.

         Section 5.02. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Plan shall expire on the date determined by the Plan Administrator, but in no event shall any option granted under the Plan expire later than the (10) years from the date on which the option is granted. In addition, each option shall be subject to early termination as provided in the Plan.

         Section 5.03. Purchase Price. The purchase price for Shares acquired pursuant to the exercise (in whole or in part) of any incentive stock option granted under this Plan shall be not less than 100% of the fair market value of the Shares at the time of the grant. Fair market value shall be determined by the Plan Administrator on the basis of those factors they deem in good faith to be appropriate; provided, however, that if at the time the determination is made the Shares are admitted to trading on a national securities exchange, the fair market value of the Shares shall be not less than the higher of (a) the mean between the high bid and asked prices reported for the Shares on that exchange on the date or most recent trading day preceding the date on which the option is granted, or (b) the last reported sale price reported for the Shares on that exchange on the date or most recent trading day preceding the date on which the option is granted. The phrase "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System and the over-the-counter market, or such other national or regional securities exchange or market system constituting the primary market for the Shares.

         Section 5.04. Term and Purchase Price of Incentive Stock Option Granted to More Than 10% Shareholder. Notwithstanding anything to the contrary in Sections 5.02 and 5.03, (a) if an incentive stock option is to be granted to an employee of the Company or any subsidiary corporation or parent corporation who at the time the option is granted owns (or under Section 424(d) of the Code is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporation, that option by its terms shall not be exercisable after the expiration of five (5) years after the date that option is granted, and the purchase price of the Shares acquired pursuant to the exercise (in whole or in part) of that option shall be at least 110% of the fair market value (as determined under Section 5.03 by the Plan Administrator) of the Shares subject to the option at


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the time the option is granted, and (b) if a non-statutory stock option is to be granted to an employee, director or consultant of the Company or any subsidiary corporation or parent corporation who at the time the option is granted owns more than 10% of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporation, the purchase price of the Shares acquired pursuant to the exercise (in whole or in part) of that option shall be at least 110% of the fair market value (as determined under Section 5.03 by the Plan Administrator) of the Shares subject to the option at the time the option is granted.

         Section 5.05. Maximum Amount of Options. The maximum aggregate fair market value (determined as of the time the option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by any optionee in any calendar year under all stock option plans of the Company, or of any parent corporation or subsidiary corporation of the Company, shall not exceed $100,000. To the extent that the aggregate fair market value (determined as of the time the option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by any optionee in any calendar year under all stock option plans of the Company or any parent corporation or subsidiary corporation of the Company exceeds $100,000, such options shall be treated as non-statutory options.

         Section 6.01. Exercise of Options. Subject to Section 6.03, each option shall be exercisable in one or more installments prior to its expiration or termination at such times as determined by the Plan Administrator at the time of grant; provided, however, that no option may be exercisable by a non-employee director until six (6) months after the date of the grant and, with the exception of an option granted to an officer, director or consultant, no option shall become exercisable at a rate of less than twenty percent (20%) per year over a period of five (5) years from the effective date of grant of such option, subject to the optionee's continued employment by the Company. The right to exercise may be cumulative as determined by the Plan Administrator. No option may be exercised for a fraction of a Share or other than on a business day of the Company. The full purchase price of any Shares purchased shall be paid at the time of the exercise of the option in cash or by certified or cashier's check payable to the order of the Company. The purchase price may also be paid, at the sole discretion of the Company and as permitted by applicable law, (i) by delivering Shares already owned by the optionee having a fair market value (as determined by the Plan Administrator) equal to an amount not less than the aggregate purchase price of the Shares being purchased, (ii) by the optionee's promissory note in a form approved by the Company, (iii) by the assignment of the proceeds of a sale or a loan with respect to some or all of the Shares being acquired upon the exercise of the option, and (iv) any combination of the foregoing as determined by the Plan Administrator with respect to the Option Shares to be purchased.

         Unless otherwise provided by the Plan Administrator, an option may not be exercised by delivery to the Company of the Company's Shares owned by the optionee unless such Shares either have been owned by the optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.


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         Any permitted promissory note shall be on such terms as the Plan
Administrator shall determine at the time the option is granted. The Plan Administrator shall have the authority to permit or require the optionee to secure any promissory note used to exercise an option with the Shares acquired upon the exercise of the option or with other collateral acceptable to the Company and the amount of the promissory note shall not exceed the exercise price of the Shares with respect to which the option is being exercised plus applicable local, state, federal and foreign taxes attributable to such exercise. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

         Section 6.02. Written Notice Required. Any option granted pursuant to the terms of the Plan shall be considered exercised when written notice of that exercise, together with the investment representation described in Section 7.01, has been given to the Company at its principal executive office by the person entitled to exercise the option and full payment for the Shares with respect to which the option is exercised has been received by the Company.

         Section 6.03. Vesting of Non-Statutory Stock Options. Non-statutory stock options granted to non-employee directors of the Company or any subsidiary corporation or parent corporation will become exercisable as follows: 100% three (3) months after the date of the grant.

         Section 7.01. Compliance With State and Federal Laws; Delivery of Shares. No Shares shall be issued with respect to any option granted under the Plan unless the exercise of that option and the issuance and delivery of the Shares pursuant to that exercise shall comply with all relevant provisions of state and federal laws, rules, and regulations, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to that compliance. If any law, or any regulation of the Securities and Exchange Commission, or of any other body having jurisdiction, shall require the Company or the optionee to take any action in connection with the Shares specified in the optionee's notice, then the date for the delivery of the Shares shall be postponed until the completion of the necessary action. The Plan Administrator shall require (to the extent required by or advisable under applicable laws, rules, and regulations) an optionee to furnish evidence satisfactory to the Company (including a written and signed representation letter and a consent to be bound by any transfer restrictions imposed by laws, legend condition, or otherwise) upon exercise of the option that the Shares to be acquired are being purchased only for investment and without any present intention to sell or distribute the Shares in violation of any law, rule, or regulation. Further, each optionee shall consent to the imposition of a legend on the stock certificate evidencing the Shares subject to his or her option restricting their transferability as required by or advisable under applicable laws, rules and regulations. The Company shall register the Plan and the Stock to be or already issued under the Plan on Form S-8 with the Securities and Exchange Commission sixty (60) days following (i) the completion of an initial public offering of Common Stock, or (ii) the consummation of a merger or consolidation of the

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Company into or with a company of which there already exists a public market of such company's common stock, or (iii) the consummation of a merger or consolidation of the Company into or with a company and a result of such transaction allows for the trading of Common Stock on a national exchange.

         Section 7.02 Transfer Restrictions. Shares issued under the Plan may be subject to a right of first refusal or other conditions and restrictions as determined by the Plan Administrator in its sole discretion at the time the option is granted. Upon request by the Company, each optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of Shares hereunder and shall promptly present to the Company any and all certificates representing Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing such transfer restrictions.

         Section 8.01. Employment of Optionee. Nothing in the Plan or in any option granted hereunder shall confer upon any optionee (i) any right to continued employment by the Company or any parent corporation or subsidiary corporation, or limit in any way the right of the employer at any time to terminate or alter the terms of that employment or (ii) any right to sue the Company, or any parent corporation or subsidiary corporation for any adverse tax consequences in connection with the grant or exercise of any option or the disposition of any Shares acquired pursuant to this Plan.

         Section 9.01. Option Rights Upon Termination of Employment. If an optionee ceases to be an employee or a director of the Company or any subsidiary corporation or parent corporation for any reason other than death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the optionee's option shall immediately terminate; provided, however, that the Plan Administrator, in its absolute discretion, may provide at the time of the grant of an option that the option may be exercised (to the extent it remains unexercised on the date of termination) at any time within a period of up to three months following the date of termination, unless either the option or the Plan otherwise provides for earlier termination but only to the extent that the optionee is entitled to exercise the option at the date of such termination. The transfer of an employee from the employ of the Company to any subsidiary corporation or parent corporation, or vice versa, or from any subsidiary corporation or parent corporation, to any other subsidiary corporation or parent corporation shall not be deemed to constitute a cessation of employment for purposes of this Plan.

         Section 10.01. Option Rights Upon Death or Disability. Except as otherwise limited by the Plan Administrator at the time of the grant of an option, if an optionee dies or becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code while an employee or a director of the Company or any subsidiary corporation or parent corporation, or dies within three months after ceasing to be an employee or director thereof (provided that the optionee was entitled to exercise the option at the time of ceasing to be an employee or director), the optionee's option shall expire one year after the date of death or the date of permanent and total disability, unless either the option or the Plan otherwise provides for earlier termination. During this one year (or shorter) period, the option may be exercised, to the extent that it remains unexercised on the date of death or on the date of permanent and total

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disability, by the optionee, if living, or by the person or persons to whom the optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the optionee is entitled to exercise the option at the date of death or date of permanent and total disability, as the case may be.

         Section 11.01. No Privileges of Ownership. Notwithstanding the exercise of any option granted pursuant to the Plan, no optionee shall have any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable upon the exercise of the option until the optionee becomes a shareholder of record.

         Section 12.01. Options Not Transferable. Options granted pursuant to the terms of the Plan, may not be sold, pledged, assigned, or transferred in any manner, other than by will or the laws of descent and distribution, and may be exercised during the lifetime of an optionee only by that optionee.

         Section 13.01. Adjustment to Number and Purchase Price; Acceleration of Right to Exercise Option; Cancellation of Option. All options granted pursuant to the Plan shall be adjusted, modified, or canceled in the manner prescribed by this section.

         (a) If the outstanding Shares of the Company are increased, decreased, changed into, or exchanged for a different number or kind or Shares or securities through merger, consolidation, combination, exchange of Shares, or other reorganization, recapitalization, reclassification, stock dividend, stock split, or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of Shares as to which options may be granted under the Plan. A corresponding adjustment changing the number or kind of Shares allocated to unexercised options or portions thereof that were granted prior to any such change shall likewise be made. Any adjustments made pursuant to this Section 13.01 in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each Share or other unit of any security covered by the option. With respect to incentive stock options, the adjustments described in this section 13.01(a) shall be made in accordance with Section 424 of the Code. The adjustments determined by the Plan Administrator pursuant to this Section 13.01(a) shall be final, binding and conclusive.

         (b) Notwithstanding any other provision of this Plan, upon a Change of Control of the Company, the Plan and any option theretofore granted hereunder shall terminate. For purposes of the Plan, a "Change of Control" shall be deemed to have occurred upon any of the following events:

             (i) following the date hereof, a person or entity or group of persons or entities, acting in concert, shall become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities of the Company representing fifty percent (50%) or more of the combined voting power of the issued and outstanding capital stock of the Company (a "Significant Owner"), unless such shares are originally issued to such Significant Owner by the Company;


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             (ii) the majority of the Company's Board of Directors is no longer comprised of (A) the incumbent directors who constitute the Board of Directors on the date hereof and (B) any other individual(s) who becomes a director subsequent to the date hereof whose initial election or nomination for election as a director, as the case may be, was approved by at least a majority of the directors who comprised the incumbent directors as of the date of such election or nomination;

             (iii) the dissolution or liquidation of the Company;

             (iv) the transfer of substantially all of the assets of the Company to another entity;

             (v) the approval by the shareholders of the Company of any reorganization, merger, or consolidation of the Company with one or more other entities in which the Company is not the surviving corporation, or which would result in the occurrence of any event described above in this Section 13.01(b).

         In the event of the occurrence of any of the events described in clauses (i) through (v) above, each optionee (or that person's estate or a person who acquired the right to exercise the option from the optionee by bequest or inheritance) shall be entitled, prior to the effective date of the consummation of any such transaction, to purchase, in whole or in part, the full number of Shares under the option or options granted to the optionee that the optionee would otherwise have been entitled to purchase during the remaining term of the option and without regard to any otherwise applicable restrictions set forth in the option delaying the immediate exercise of the option. To the extent that any such exercise relates to stock that is not otherwise available for purchase through the exercise of the option by the optionee at that time, the exercise pursuant to this Section 13.01(b) shall be contingent upon the consummation of the Change in Control.

         (c) Notwithstanding the foregoing, in the event of a complete liquidation of a subsidiary corporation or parent corporation, or in the event that such corporation ceases to be a subsidiary corporation or parent corporation, any unexercised options theretofore granted to an employee of such subsidiary corporation or parent corporation, respectively, shall be deemed canceled unless the employee shall become employed by the Company or by any other subsidiary corporation or parent corporation, respectively, on the occurrence of any such event

         Section 14.01. Termination and Amendment of Plan. The Plan shall terminate ten (10) years from the effective date of the Plan (as determined under Section 5.01), and no options shall be granted under the Plan after that date; provided, however, that termination of the Plan shall not terminate any option granted prior thereto, and options granted prior to termination of the Plan and existing at the time of termination of the Plan shall continue to be subject to all the terms and conditions of the Plan as if the Plan had not terminated. Subject to the limitation contained in Section 14.02, the Plan Administrator may at any time amend or revise the terms of the Plan (including the form and substance of the option agreements to be used hereunder), provided that no amendment or revision shall (a) increase the maximum aggregate number of Shares provided for in Section 3.01 that may be sold pursuant to options granted under the Plan except as required under the provisions of Section 13.01(a), (b) permit the granting of an option


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to anyone other than as provided in Section 4.01, (c) increase the maximum term provided for in Sections 5.02 and 5.04 of any option, or (d) change the minimum purchase price for the Shares under Sections 5.03 and 5.04, unless approved by the written consent of the shareholders, or by the affirmative vote, in person or by proxy, of a majority of the outstanding voting stock of the Company at a duly held shareholders' meeting.

         Section 14.02. Prior Rights and Obligations. No amendment, suspension, or termination of the Plan shall, without the consent of the optionee, alter or impair any of that optionee's right or obligations under any option granted under the Plan prior to that amendment, suspension, or termination.

         Section 15.01. Approval of Shareholders. Within 12 months after its adoption by the Board of Directors of the Company, the Plan must be approved by the unanimous written consent of the shareholders, or by the affirmative vote, in person or by proxy, of a majority of the outstanding voting stock of the Company at a duly held shareholders' meeting. Options may be granted under the Plan prior to obtaining shareholder approval, but those options shall be contingent upon shareholder approval being obtained and may not be exercised prior to the receipt of shareholder approval.

         Section 16.01. Reservation of Shares. During the term of the Plan, the Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, seek to obtain from any regulatory agency having jurisdiction any requisite authority in order to grant options under the Plan and to issue and sell Shares hereunder.

         Section 17.01. Tax Withholding. The Company may make such provisions as it may deem appropriate for the withholding of any state or federal taxes which the Company determines is advisable to withhold in connection with any option or any other right, payment or settlement made under this Plan. The exercise of the option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company, including, but not limited to, requiring the optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local tax withholding requirements.

         Section 18.01. Provision of Information. At least annually, copies of the Company's financial statements for the just completed fiscal year shall be made available to each optionee and purchaser of Shares upon the exercise of an option. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure them access to equivalent information.

         Section 19.01. Sections-Headings. The headings of the sections of the Plan are for convenience only and shall not be considered or referred to in resolving questions of interpretation. References to "Section" that are not followed by a section number and the phrase "of the Code" are references to sections of the Plan.

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         Section 19.02. Governing Law. The Plan shall be governed by and construed and interpreted in accordance with the internal laws of the State of California, except to the extent preempted by federal law, which shall govern to such extent.

         Section 19.03. Invalid Provision. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

         Section 19.04. Adoption. The Plan was adopted by a resolution duly adopted by the Board of Directors of the Company on May 24, 1999. I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of QORUS.COM, INC. on May 24, 1999.

         Executed this ___ day of May, 1999.

                                    ---------------------------------

                                    ----------------------,

Secretary


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